UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2016

Strategic Storage Growth Trust, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-55616

MD	46-2335760
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

111 Corporate Drive, Suite 120, Ladera Ranch, California 92694

(Address of principal executive offices, including zip code)

(877) 872-1031

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On March 2, 2015, Strategic Storage Growth Trust, Inc. (the “Registrant”) filed a Form 8-K/A with the Securities and Exchange Commission (the “SEC”) for the purpose of filing the financial statements and pro forma financial information with respect to the Registrant’s acquisition of three self storage facilities from unaffiliated third parties in accordance with Rule 3-14 and Article 11 of Regulation S-X, respectively. The financial statements included therein were for the year ended December 31, 2014 and the period from January 1, 2015 through September 30, 2015 (unaudited). Two of the self storage facilities were acquired in 2015 and were subsequently included in the Registrant’s Annual Report on Form 10-K containing the financial statements for the year ended December 31, 2015 (the “2015 Financial Statements”) filed with the SEC on March 29, 2016. The third property (the “Borden Park Property”) was acquired on January 6, 2016 and was not included in the Registrant’s 2015 Financial Statements, and therefore, in accordance with Rule 3-14, the Registrant is hereby providing new financial statements and pro forma financial information for the Borden Park Property for the year ended December 31, 2015.

In accordance with Rule 3-14 and Article 11 of Regulation S-X, the Registrant hereby files the following financial statements and pro forma financial information, respectively.

Item 9.01.	Financial Statements

Independent Auditor’s Report

To the Board of Directors and Stockholders

Strategic Storage Growth Trust, Inc.

We have audited the accompanying statement of revenue and certain operating expenses (the “financial statement”) of the self storage property located in San Antonio, Texas (the “Borden Park Property”) for the year ended December 31, 2015, and the related notes to the financial statement.

Management’s Responsibility for the Financial Statement

Management of the sellers of the Borden Park Property are responsible for the preparation and fair presentation of the financial statement in conformity with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the financial statement that is free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the financial statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statement. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statement.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenue and certain operating expenses as described in Note 1 to the financial statement of the Borden Park Property for the year ended December 31, 2015, in accordance with accounting principles generally accepted in the United States of America.

Other Matter

The accompanying financial statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in Form 8-K) as described in Note 1 and is not intended to be a complete presentation of the Borden Park Property revenue and expenses. Our opinion is not modified with respect to that matter.

/s/ CohnReznick LLP

Los Angeles, California
March 17, 2016

Borden Park Property

Statement of Revenue and Certain Operating Expenses

Year Ended December 31, 2015

Year Ended December 31, 2015
Revenue
Rental revenue	$929,420
Other operating income	211,676

Total revenue	1,141,096

Certain operating expenses
Property operating expenses	196,515
Salaries and related expenses	98,137
Marketing expense	5,732
Property insurance	12,461
Real estate taxes	93,095

Total certain operating expenses	405,940

Revenue in excess of certain operating expenses	$735,156

See Notes to Statement of Revenue and Certain Operating Expenses.

Borden Park Property

Notes to Statement of Revenue and Certain Operating Expenses

Year Ended December 31, 2015

Note 1 - Organization and basis of presentation

The financial statement includes the revenue and certain operating expenses of the self storage property located in San Antonio, Texas (the “Borden Park Property”). Strategic Storage Growth Trust, Inc. (the “Company”) acquired a self storage property in San Antonio, Texas on January 6, 2016 for a purchase price of $12.29 million, plus closing costs and acquisition fees.

The accompanying financial statement was prepared for the purpose of complying with the Securities Act of 1933 (for inclusion in Form 8-K). The financial statement is not representative of the actual operations of the Borden Park Property for the period presented, because certain operating expenses that may not be comparable to the expenses to be incurred in the proposed future operations of the Borden Park Property have been excluded. Items excluded generally consist of management fees, interest and debt related costs, depreciation and amortization expense, interest income, income taxes and certain other allocated corporate expenses not directly related to the operations of the Borden Park Property. Therefore, the financial statement may not be comparable to a statement of operations for the Borden Park Property after its acquisition by the Company. Except as noted above, management of the seller of the Borden Park Property is not aware of any material factors relating to the Borden Park Property for the year ended December 31, 2015, that would cause the reported financial information not to be indicative of future operating results.

Note 2 - Summary of significant accounting policies

Basis of accounting

The financial statement has been prepared using the accrual method of accounting on the basis of presentation described in Note 1. As such, revenue is recorded when earned and expenses are recognized when incurred.

Revenue recognition

Rental revenue is recognized when due over the lease terms, which are generally month-to-month leases. Other operating income, consisting primarily of late fees and ancillary revenue, is recognized when earned.

Property operations

Certain operating expenses represent the direct expenses of operating the Borden Park Property and consist primarily of repairs and maintenance, utilities, real estate taxes, property insurance, general and administrative, salaries, marketing and other operating expenses that are expected to continue in the ongoing operation of the Borden Park Property.

Use of estimates

The preparation of the financial statement in accordance with accounting principles generally accepted in the United States of America requires management of the sellers of the Borden Park Property to make certain estimates and assumptions that affect the reported amounts of revenue and certain operating expenses during the reporting period. Actual results could differ from those estimates.

Borden Park Property

Notes to Statement of Revenue and Certain Operating Expenses

Year Ended December 31, 2015

Advertising and marketing

Advertising and marketing costs are charged to expense as incurred.

Note 3 - Commitments and contingencies

The Borden Park Property, from time to time, may be involved with lawsuits arising in the ordinary course of business. In the opinion of the management of the seller of the Borden Park Property, any liability resulting from such litigation would not be material in relation to the Borden Park Property’s financial position and results of operations.

Note 4 - Subsequent events

The Company has evaluated subsequent events through March 17, 2016, the date the financial statement was available to be issued.

STRATEGIC STORAGE GROWTH TRUST, INC.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The following Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 2015 has been prepared to give effect to the acquisition of Borden Park (the “Borden Park Property”) from an unaffiliated third party as if the acquisition was completed on December 31, 2015 by Strategic Storage Growth Trust, Inc. (the “Company”). The Company acquired the Borden Park Property on January 6, 2016.

The following Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2015 gives effect to the acquisitions of the Borden Park Property, the three self storage facilities acquired in December 2015 (the “Arrington Three”) and the six self storage facilities acquired in January and February 2015 (the “Six Property Portfolio”), as if they were completed on January 1, 2015.

The following Unaudited Pro Forma Consolidated Financial Statements are based on the historical consolidated statements of the Company and the historical combined statements of operations of the Borden Park Property, the Arrington Three and the Six Property Portfolio.

The information included in the “Strategic Storage Growth Trust, Inc. Historical” column of the Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 2015 sets forth the Company’s historical consolidated statement of financial position which is derived from the Company’s consolidated financial statements included in the Company’s Report on Form 10-K filed with the SEC for the year ended December 31, 2015. The information included in the “Strategic Storage Growth Trust, Inc. Historical” column of the Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2015 sets forth the Company’s historical consolidated statement of operations which is derived from the Company’s audited consolidated financial statements included in the Company’s Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2015.

The information included in the “Borden Park Property” column in the Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2015 sets forth the acquisition’s historical statement of operations from January 1, 2015 through December 31, 2015. The information included in the “Arrington Three” column in the Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2015 sets forth the acquisition’s historical statement of operations from January 1, 2015 through December 17, 2015 (the respective acquisition date of each property). The information included in the “Six Property Portfolio Acquisition” column in the Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2015 sets forth the acquisition’s historical statements of operations from January 1, 2015 through the respective acquisition date of each property.

The unaudited pro forma adjustments are based on available information and certain estimates and assumptions that the Company believes are reasonable and factually supportable. These unaudited pro forma financial statements do not purport to represent what the actual financial position or results of the Company would have been assuming such transactions had been completed as set forth above nor does it purport to represent the results of the Company for future periods.

You should read the unaudited pro forma financial statement set forth below in conjunction with the audited consolidated financial statements and related notes of the Company included in the SEC filings discussed above.

STRATEGIC STORAGE GROWTH TRUST, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

December 31, 2015

	Strategic Storage Growth Trust, Inc. Historical Note (1)	Borden Park Property Acquisition Notes (2) and (3)		Strategic Storage Growth Trust, Inc. Pro Forma
ASSETS
Real estate facilities:
Land	$13,180,000	$3,300,000	a	$16,480,000
Buildings	42,338,012	7,339,625	a	49,677,637
Site improvements	4,811,387	1,070,000	a	5,881,387

	60,329,399	11,709,625		72,039,024
Accumulated depreciation	(1,157,113)	—		(1,157,113)

	59,172,286	11,709,625		70,881,911
Construction in progress	30,808	—		30,808

Real estate facilities, net	59,203,094	11,709,625		70,912,719
Cash and cash equivalents	6,600,046	(4,162,364	) b	2,437,682
Other assets	1,871,423	(276,331	) c	1,595,092
Debt issuance costs, net of accumulated amortization	801,005	121,275	d	922,280
Intangible assets, net of accumulated amortization	1,454,140	580,000	a	2,034,140

Total assets	$69,929,708	$7,972,205		$77,901,913

LIABILITIES AND EQUITY
Secured debt	$38,300,000	$7,950,000	e	$46,250,000
Accounts payable and accrued liabilities	1,028,660	70,170	f	1,098,830
Due to affiliates	252,997	254,818	f	507,815
Distributions payable	20,700	—		20,700
Distributions payable to preferred unitholders in our Operating Partnership	1,042,394	—		1,042,394

Total liabilities	40,644,751	8,274,988		48,919,739

Commitments and contingencies
Redeemable common stock	10,706	—		10,706
Preferred equity in our Operating Partnership	15,884,852	—		15,884,852

Equity:
Strategic Storage Growth Trust, Inc. equity:
Preferred Stock, $0.001 par value; 200,000,000 shares authorized; none issued and outstanding at December 31, 2015	—	—		—
Class A Common stock, $0.001 par value; 350,000,000 shares authorized; 2,676,239 shares issued and outstanding at December 31, 2015	2,676	—		2,676
Class T Common stock, $0.001 par value; 350,000,000 shares authorized; 18,086 issued and outstanding at December 31, 2015	18	—		18
Additional paid-in capital	20,735,425	—		20,735,425
Distributions	(37,073)	—		(37,073)
Accumulated deficit	(7,283,029)	(302,783	) f	(7,585,812)

Total Strategic Storage Growth Trust, Inc. equity	13,418,017	(302,783)		13,115,234

Noncontrolling interest in our Operating Partnership	(28,618)	—		(28,618)

Total equity	13,389,399	(302,783)		13,086,616

Total liabilities and equity	$69,929,708	$7,972,205		$77,901,913

See accompanying notes

STRATEGIC STORAGE GROWTH TRUST, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2015

	Strategic Storage Growth Trust, Inc. Historical Note (1)	Six Property Portfolio Acquisition Note (2)	Arrington Three Portfolio Acquisition Note (2)	Borden Park Property Acquisition Note (2)	Pro Forma Adjustments Note (4)		Strategic Storage Growth Trust, Inc. Pro Forma
Revenues:
Self storage rental revenue	$4,708,208	$257,831	$1,493,805	$929,420	$—		$7,389,264
Ancillary operating revenue	149,199	12,321	54,925	211,676	—		428,121

Total revenues	4,857,407	270,152	1,548,730	1,141,096	—		7,817,385

Operating expenses:
Property operating expenses	2,205,173	117,949	973,773	405,940	95,213	g	3,798,048
Property operating expenses - affiliates	558,250	—	—	—	363,031	h	921,281
General and administrative	1,224,892	—	—	—	—		1,224,892
Depreciation	1,161,013	—	—	—	1,124,406	i	2,285,419
Intangible amortization expense	946,146	—	—	—	1,190,228	i	2,136,374
Acquisition expense - affiliates	822,798	—	—	—	(822,798	) j	—
Other property acquisition expenses	289,824	—	—	—	(249,960	) j	39,864

Total operating expenses	7,208,096	117,949	973,773	405,940	1,700,120		10,405,878

Operating income (loss)	(2,350,689)	152,203	574,957	735,156	(1,700,120)		(2,588,493)
Other income (expense):
Interest expense	(651,479)	—	—	—	(1,153,034	) k	(1,804,513)
Debt issuance costs expense	(375,319)	—	—	—	(19,746	) l	(395,065)
Other	1,766	—	—	—	—		1,766

Net income (loss)	(3,375,721)	152,203	574,957	735,156	(2,872,900)		(4,786,305)
Less: Distributions to preferred unitholders in our Operating Partnership	(1,893,841)	—	—	—	(113,028	) m	(2,006,869)
Less: Accretion of preferred equity costs	(296,548)	—	—	—	—		(296,548)
Less: Net loss attributable to the noncontrolling interests in our Operating Partnership	100,338	—	—	—	(36,583	) n	63,755

Net income (loss) attributable to Strategic Storage Growth Trust, Inc. common shareholders	$(5,465,772)	$152,203	$574,957	$735,156	$(3,022,511)		$(7,025,967)

Net loss per Class A share - basic and diluted	$(4.59)						$(3.17)
Net loss per Class T share - basic and diluted	$(4.59)						$(3.17)

Weighted average Class A shares outstanding - basic and diluted	1,190,486						2,213,852
Weighted average Class T shares outstanding - basic and diluted	1,250						1,250

See accompanying notes

STRATEGIC STORAGE GROWTH TRUST, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

As of and for the Year Ended December 31, 2015 (Unaudited)

Note 1. Basis of Presentation

The Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 2015 and the Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2015 were derived from the Company’s consolidated financial statements as of and for the year ended December 31, 2015 included in our Annual Report on Form 10-K filed with the SEC.

Note 2. Acquisitions

2015 Acquisition – Six Property Portfolio

On August 14, 2014, we, through six wholly-owned subsidiaries of our operating partnership (the “Operating Partnership”), executed six partial assignments of the purchase and sale agreement originally executed by a subsidiary of SmartStop Self Storage, Inc. (our “Former Sponsor”) on July 7, 2014, with unaffiliated third parties (the “Six Property Purchase Agreement”), for the acquisition of six self storage facilities located in California, Illinois and Colorado (the “Six Property Portfolio”). The aggregate purchase price for the Six Property Portfolio was approximately $15.9 million, plus closing costs and acquisition fees.

On January 29, 2015, we closed on one self storage facility located in Colorado representing the first phase (the “First Phase”) of the acquisition of the Six Property Portfolio for a purchase price of approximately $4.2 million, plus closing costs and acquisition fees. We funded the First Phase of the Six Property Portfolio with a combination of proceeds from an issuance of approximately $2.0 million of Preferred Units in our Operating Partnership and a draw of approximately $2.6 million under the KeyBank Facility. We incurred acquisition fees of approximately $42,000 in connection with the First Phase acquisition.

On February 5, 2015, we closed on the remaining five self storage facilities located in California and Illinois representing the second phase (the “Second Phase”) of the acquisition of the Six Property Portfolio for a purchase price of approximately $11.7 million, plus closing costs and acquisition fees. We funded the Second Phase of the Six Property Portfolio with a combination of proceeds from an issuance of approximately $5.2 million of Preferred Units in our Operating Partnership, a draw of approximately $5.7 million under the KeyBank Facility, and proceeds from our Private Offering. We incurred acquisition fees of approximately $117,000 in connection with the Second Phase acquisition.

2015 Acquisition – Arrington Three and Borden Park Property

On October 26, 2015, through a wholly-owned subsidiary we executed a purchase and sale agreement with an unaffiliated third party (the “Arrington Portfolio Purchase Agreement”) for the acquisition of four self storage facilities (the “Arrington Portfolio”). The Arrington Portfolio consists of the Arrington Three and the Borden Park Property. The Arrington Three includes one self storage facility located in San Antonio, Texas, one self storage facility located in Kingwood, Texas, and one self storage facility located in Aurora, Colorado. The Borden Park Property is a self storage facility located in San Antonio, Texas. The purchase price for the Arrington Portfolio was approximately $39.0 million, plus closing costs and acquisition fees.

On December 17, 2015, we closed on the Arrington Three for a purchase price of approximately $26.7 million, plus closing costs and acquisition fees, which was funded, by a combination of a draw of approximately $20.5 million under our KeyBank Facility and the remainder from the proceeds of our public offering. We incurred acquisition fees of approximately $467,000 in connection with the acquisition of the Arrington Three.

On January 6, 2016, we closed on the remaining self storage facility of the Arrington Portfolio located in San Antonio, Texas (the “Borden Park Property”) for a purchase price of approximately $12.29 million, plus closing costs and acquisition fees, which was funded, by a combination of a draw of approximately $8 million under the KeyBank Facility and the remainder from the net proceeds of our public offering. We incurred acquisition fees of approximately $215,000 in connection with the January 6, 2016 closing.

In connection with the acquisition of the Arrington Three, which was acquired on December 17, 2015, we amended the KeyBank Facility (the “Amendment”), such that the maximum amount available to us was increased to $40.0 million. Also, the Amendment permitted us to borrow up to an additional $6.25 million (the “Additional Borrowing”) during the Adjustment Period, as defined for a total potential borrowing amount of $46.25 million during the Adjustment Period.

Borrowings made during the Adjustment Period bear interest at our option of either (x) LIBOR plus 375 basis points, or (y) Base Rate plus 275 basis points. We elected to have LIBOR plus 375 basis points apply to the draws, which equated to an initial interest rate of approximately 4.1%.

The Amendment also modified certain covenants during the Adjustment Period.

Note 3. Balance Sheet – Pro Forma Adjustments

(a)	The Company recorded the cost of tangible assets and identified intangible assets acquired in a business combination based on their estimated fair values. The purchase price allocations are preliminary and subject to change.

(b)	Reflects the cash used to purchase the Borden Park Property after the issuance of debt.

(c)	Adjustment primarily relates to the $300,000 earnest money deposit outstanding as of December 31, 2015 used to purchase the Borden Park Property.

(d)	Reflects capitalized debt issuance costs incurred in conjunction with debt issued to fund the acquisition of the Borden Park Property.

(e)	The acquisition of the Borden Park Property was funded with the combination of a draw of approximately $8.0 million under the KeyBank Facility and available cash of approximately $4.2 million.

(f)	Changes primarily relate to financing fees of approximately $40,000 and accrued property acquisition expenses of approximately $260,000.

Note 4. Statements of Operations – Pro Forma Adjustments

(g)	Represents adjusted property operating expenses for the year ended December 31, 2015 to include the estimated increased cost of property taxes as compared to the Six Property Portfolio, the Arrington Three and the Borden Park Property historical results.

(h)	Reflects the additional fees pursuant to the Company’s property management and advisory agreements as compared to historical amounts. The Company’s property manager is paid a monthly fee equal to the greater of 6% of gross revenues, subject to certain minimum amounts. In addition, the Company’s advisor is entitled to a monthly asset management fee of one-twelfth of 0.5% of average invested assets, as defined.

(i)	Reflects the depreciation and amortization expense resulting from the Six Property Portfolio, the Arrington Three and the Borden Park Property. Such depreciation and amortization expense for the Borden Park Property and the Arrington Three was based on preliminary purchase price allocations of approximately $8.5 million to land, approximately $4.1 million to site improvements, approximately $24.6 million to building, and approximately $1.8 million to intangible assets. Such depreciation and amortization expense for the Six Property Portfolio were based on a final purchase price allocation of approximately $3.7 million to land, approximately $0.9 million to site improvements, approximately $10.8 million to building, and approximately $0.8 million to intangible assets. Depreciation expense on the purchase price allocated to building is recognized using the straight-line method over a 30 to 35 year life and the depreciation for the site improvements is recognized straight-line over a 10-year life. Amortization expense on the purchase price allocated to intangible assets is recognized using the straight-line method over the estimated benefit period. The purchase price allocation for the Arrington Three and the Borden Park Property, and therefore depreciation and amortization expense, is preliminary and is subject to change.

(j)	Historical property acquisition expenses directly attributable to the Six Property Portfolio, the Arrington Three and Borden Park Property have been excluded from the Pro Forma Consolidated Statement of Operations because they are non-recurring costs directly attributable to the acquisitions. The remaining balance in other property acquisition expenses for the year ended December 31, 2015 represents costs associated with acquisitions that were never finalized.

(k)	Adjustment reflects the additional estimated interest expense on the KeyBank Facility in connection with the Six Property Portfolio, the Arrington Three and the Borden Park Property acquisitions.

(l)	Adjustment reflects the estimated amortization of the debt issuance costs related to the KeyBank Facility draws in connection with the Six Property Portfolio, the Arrington Three and the Borden Park Property acquisitions.

(m)	Adjustment reflects distributions payable on the Preferred Units issued in conjunction with the acquisitions of the Six Property Portfolio.

(n)	Noncontrolling interest is adjusted based on the additional pro forma earnings and the shares outstanding.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC STORAGE GROWTH TRUST, INC.

Date: April 28, 2016	By:	/s/ Michael S. McClure
Michael S. McClure
Executive Vice President, Chief Financial Officer and Treasurer